Exhibit 99.1

Andina Gold Corp. Announces Completion of Private Placement

DENVER, July 7, 2021 /PRNewswire/ -- Andina Gold Corp. (the “Company”) today announced the completion of a non-brokered private placement (the “Private Placement”) of units (“Units”) to accredited investors at a price of $1,000 per Unit. Each Unit consists of (i) a $1,000 principal amount term note providing for an optional conversion into shares of Company common stock at a price of $0.20 per share and (ii) a common share warrant for the purchase of 5,000 shares of Company common stock at an exercise price of $0.40 per share. The Private Placement was accomplished in two tranches, an initial tranche of 3,000 Units and a second tranche (added in response to strong investor interest) of 1,900 Units. The aggregate gross proceeds to the company were $4.9 million.

The offer and sale of Units in the Private Placement were made in the United States solely to accredited investors pursuant to the exemption from registration in Rule 506(c) of Regulation D promulgated by the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended, and in Canada pursuant to and in compliance with exemptions from the prospectus requirements of applicable Canadian securities laws.

Company Chief Executive Officer Christian Noel noted, “The Company has applied the proceeds of the Private Placement to pay for and close its acquisition of the assets of CryoCann USA Corp and to increase the Company’s working capital. We take the success of the Private Placement as an indication of investor enthusiasm for CryoCann technologies and their promise for efficiently collecting and conserving pure, high-value plant materials.”

“In light of the commercial potential presented by the CryoCann technologies, the Company will be evaluating adjustments to its branding and development strategies. We expect to provide specifics in the coming weeks.”

The Company’s common stock trades on the OTCQB® Venture Market with the ticker symbol AGOL.

For additional information, please contact the Company by email at in- vestors@andinagold.com or by telephone at +1 303 222 8092.

This press release is not an offer of securities, or a solicitation for purchase, subscription, or sale of securities in the United States of America or in any other jurisdiction in which it would be unlawful to do so.

Forward-looking Statements

This press release may contain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 that involve known and unknown risks, uncertainties and other factors, including risk factors identified in the Company’s SEC filings, and which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Risks and uncertainties include, without limitation, changes in the regulatory environment affecting the sale and use of cannabis or hemp products and of other, potential lines of businesses that the Company will consider entering at a given time, demand for the Company’s products, internal funding and the financial condition of the Company, product roll- out, competition, our dependence upon our commercial partners, variations in the global commodities markets and other commercial matters involving the Company, its products and the markets in which the Company operates or seeks to enter, as well as general economic conditions. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. Marijuana, as defined in the U.S. Controlled Substances Act, remains a Schedule I drug under the respective act, making it illegal under federal law in the U.S. to, among other things, cultivate, distribute or possess cannabis. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the U.S. may form the basis for prosecution under applicable U.S. federal money laundering legislation. Please carefully review the Company’s SEC filings with respect to related risk factors.

SOURCE Andina Gold Corp.

Related Links

● redwoodgreencorp.com